UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 22, 2020

LAMPERD LESS LETHAL INC.
(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

333-84976

(Commission File Number)

98-0358040

(IRS Employer Identification No.)

1200 Michener Road, Sarnia, Ontario, Canada N7S 4B1

(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (519) 344-4445

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

Lamperd Less Lethal Family of Riot Control Products Expanded to Include a New Vehicle Roof Mount Dispenser (VRMD) for OC Pepper Spray up to 80 Feet Downrange

VRMD System Gives Riot Control Officers a Powerful Crowd Control Option from the Safety of Their Own Vehicles

SARNIA, ON / ACCESSWIRE / September 22, 2020 / Lamperd Less Lethal, Inc. (OTC PINK:LLLI), an innovation leader and manufacturer of advanced security solutions for law enforcement, military and security agencies worldwide, has expanded the company’s long established family of Riot Control products to include a Vehicle Roof Mount Dispenser (VRMD). This new system can give riot control officers a very effective and far reaching option to disburse unruly crowds from within the safety of their own vehicles.

The VRMD mounts securely to the roof of the vehicle via 3 strong suction cups and shoots 2 powerful streams of Lamperd manufactured OC Pepper Compound (mixed into a water based solution) from pressurized nozzles that can reach up to 80 feet downrange. The angle of fire can also be vertically adjusted within a 60 degree arc. Overall size of the VRMD roof unit is 24in x 4in. The system holds 1 gallon on OC Pepper Compound and a fill kit is included. The Lamperd OC Pepper Compound is very irritating but otherwise harmless so it is ideal to encourage unruly persons to move out of the area of use without posing any significant safety threat.

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Lamperd Less Lethal has a long established history of supplying effective and safe Riot Control products to peace keeping forces all around the globe. Another of Lamperd’s family of OC Pepper Riot Control products is our very successful Crowd Control Tank (CCT) system which is a man carried unit that Lamperd has sold to over 100 users in various countries for over 20 years.

The Lamped CCT utilizes two strong, but lightweight aluminum tanks that are carried in a rugged, padded backpack. This allows the officer free use of both hands and arms, and also serves as protection for the tanks and keeps them from access by an attacker. Additionally, instead of having to point a cumbersome tank in the direction one wants to fire, all the CCT requires is to point and fire the hand-held nozzle. This means an officer can fire in virtually any direction without having to turn and point the tank at the crowd. The CCT is safe, allows more officer mobility and firing flexibility while covering the same distance as other units, but it can do so for 90 seconds non-stop or up to 200 short bursts in a 40 foot range without a refill.

Barry Lamperd, CEO of Lamperd Less Lethal, Inc. commented, “With all of the riot control issues happening in the US and other countries at this time, we are making every effort to offer peace officers the most effective and the safest options to maintain public order as well as protect innocent lives and property while also helping to ensure the officers’ own safety. The new Vehicle Roof Mount Dispenser system we have just introduced will provide a long range and versatile option and also give peace officers the added security of using it from within the safety of their own vehicles. We have had over twenty years of success selling our man carried CCT Pepper Spray System all over the world so we know this is a very effective and also a very safe type of product. Additionally, since these systems employ no explosive components they require no special export permits and can be shipped by most common carriers with no special requirements.”

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About the Company

Lamperd Less Lethal, Inc. (LLLI) is a developer, manufacturer and international sales company for advanced less lethal weapons, ammunition and other security products marketed to police, correctional, military and private security forces. The company manufactures and sells over 300 different products including small & large caliber projectile guns, flash-bang devices, pepper spray devices, 37mm & 40mm launching systems and interlocking riot shields. Lamperd also offers advisory services and hands-on training classes run by highly accredited instructors. For more information visit: http://www.lamperdlesslethal.com.

This press release contains forward-looking statements relating to Lamperd Less Lethal, Inc. Lamperd Less Lethal, Inc. undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results.Safe Harbor for Forward-Looking Statements:This news release includes forward-looking statements. While these statements are made to convey to the public the company’s progress, business opportunities and growth prospects, readers are cautioned that such forward-looking statements represent management’s opinion. Whereas management believes such representations to be true and accurate based on information and data available to the company at this time, actual results may differ materially from those described. The company’s operations and business prospects are always subject to risk and uncertainties. Important factors that may cause actual results to differ are and will be set forth in the company’s periodic filings with the U.S. Securities and Exchange Commission.

Contact: Lamperd Less Lethal, Inc.
Barry Lamperd, President & CEO
(519) 344-4445
Email: info@lamperdlesslethal.com or sales@lamperdlesslethal.com

Company Website: http://www.lamperdlesslethal.com

Lamperd Less Lethal on Facebook: https://www.facebook.com/lamperdlesslethal

Lamperd Less Lethal on Instagram: https://www.instagram.com/llli_lamperd_lesslethal

Lamperd Less Lethal on Twitter: https://ww.twitter.com/LLLI_LessLethal
Barry Lamperd on Twitter: Https://www.twitter.com/lamperd_llli

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAMPERD LESS LETHAL INC.

Date: September 23, 2020	By:	/s/ Barry Lamperd
Barry Lamperd
President

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